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                                EXHIBIT 1.04
                               --------------

                       CERTIFICATE OF NAME CHANGE TO
                            MATRIX ENERGY, INC.






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                                                             NUMBER: 216983

                                CERTIFICATE
                                     OF
                               CHANGE OF NAME
                                COMPANY ACT

          CANADA
PROVINCE OF BRITISH COLUMBIA


                           I Hereby Certify that

                           TAMARA RESOURCES INC.

                      has this day changed its name to

                             MATRIX ENERGY INC.


Issued under my hand at Victoria, British Columbia

on February 18, 1994



                               JOHN So POWELL
                           Registrar of Companies


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                                  FORM 20
                               (Section 370)
                        PROVINCE OF BRITISH COLUMBIA


                                                             Certificate of
                                                   Incorporation No. 216983

                                COMPANY ACT

                             SPECIAL RESOLUTION

The following Special Resolutions were passed by the undermentioned Company on the date stated:

     Name of Company:              TAMARA RESOURCES INC .

     Date Resolutions passed:      September 14, 1993

RESOLVED AS SPECIAL RESOLUTIONS THAT:

1. The authorized capital of the Company be altered by consolidating all of the 25,000,000 common shares without par value, of which 5,737,121 shares are issued and outstanding into l0,000,000 common shares without par value, of which 2,294,848.4 shares are issued, every 2.5 of such shares before consolidation being consolidated into 1 consolidated share;

2. The authorized capital be increased from 10,000,000 common shares without par value, of which 2,294,848.4 shares are issued and outstanding to 25,000,000 common shares without par value, of which 2,294,848.4 common shares are issued and outstanding.

3. paragraph 20 of the Memorandum of the Company be amended to read as follows :

     2. The authorized capital of the Company consist of 25,000,000 common shares without par value

4. The name of the Company be changed to MATRIX ENERGY INC. and that paragraph 1. of the Memorandum of the Company be altered accordingly.

5. The Memorandum be in the form attached hereto and marked Schedule "A" so that the Memorandum, as altered, shall at the time of filing comply with the Company Act.



CERTIFIED a true copy this 20th day of September, 1993

(Signature)

(Relationship to Company)

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                                SCHEDULE "A"

                                   FORM 1

                                (Section 5)

                                COMPANY ACT


                             ALTERED MEMORANDUM

        (As altered by Special Resolution passed September 14, 1993)

We wish to be formed into a company with limited liability under the Company Act pursuance of this Memorandum under the

1 . The name of the Company is MATRIX ENERGY INC.

2 . The authorized capital of the Company consists of TWENTY FIVE MILLION (25,000,000) common shares without par value.



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